Exhibit 99.1

    Network Appliance Announces Results for Second Quarter Fiscal Year 2008

     SUNNYVALE, Calif.--(BUSINESS WIRE)--Nov. 14, 2007--Network Appliance, Inc. (NASDAQ:NTAP), the leader in advanced networked storage solutions, today reported results for the second quarter of fiscal year 2008. Revenues for the second fiscal quarter were $792.2 million, an increase of 21% compared to revenues of $652.5 million for the same period a year ago and an increase of 15% compared to $689.2 million in the prior quarter.

     For the second fiscal quarter, GAAP net income was $83.8 million, or $0.23 per share(1) compared to GAAP net income of $86.9 million, or $0.22 per share for the same period in the prior year. Non-GAAP(2) net income for the second fiscal quarter was $116.4 million, or $0.32 per share, compared to non-GAAP net income of $108.9 million, or $0.28 per share for the same period a year ago.

     Revenues for the first six months of the current fiscal year totaled $1.48 billion, compared to revenues of $1.27 billion for the first six months of the prior year, an increase of 16% year over year.

     GAAP net income for the first six months of the current fiscal year totaled $118.1 million, or $0.32 per share, compared to GAAP net income of $141.6 million, or $0.36 per share for the first six months of the prior fiscal year. Non-GAAP net income for the first six months of the current fiscal year totaled $192.4 million, or $0.52 per share, compared to non-GAAP net income of $205.4 million, or $0.53 per share for the first six months of the prior fiscal year.

     "The NetApp team delivered an outstanding quarter, with a combination of high revenue growth and good expense management," said Dan Warmenhoven, chief executive officer. "The revenue growth was driven by strength in U. S. Federal and much of Europe and Asia, and largely offset the continued sluggishness in U.S. enterprise spending. Our innovative solutions provide customers with higher utilization, simpler operations, and reduced costs, and those advantages enable us to continue to gain share in a more constrained spending environment."

     Outlook

     -- Network Appliance ("NetApp") expects revenue for the third quarter of fiscal year 2008 to be between $872 million and $883 million, with year-over-year growth of approximately 20% to 21% and sequential growth of approximately 10% to 12%.

     -- Including the effect of SFAS123(R) and with current information and assumptions, the company estimates that the third quarter fiscal year 2008 GAAP earnings per share will be approximately $0.23 to $0.24 per share.

     -- Network Appliance expects third quarter fiscal year 2008 non-GAAP earnings per share to be approximately $0.33 to $0.34 per share.

     Quarterly Highlights

     During the second quarter of fiscal year 2008, NetApp brought the market a new storage system for Midsize Enterprise customers with the unveiling of the NetApp(R) FAS2000 series. The new solutions with deployment and auditing services are designed to help simplify data management and maximize IT investments for customers and offer them the ability to accomplish more with fewer resources. The architectural advantage of all NetApp storage systems, and the new FAS2000 series in particular, allows customers to readily consolidate direct-attached storage (DAS) into a single networked solution and scale on demand.

     NetApp also introduced the new StoreVault(TM) S300, an all-in-one storage solution for small and medium-sized businesses (SMB), with features and capabilities at a cost that had previously been unavailable to customers in this market segment. The StoreVault S500 was named a winner of the "Editors' Best Awards" in the storage category by Penton Media's Windows(R) IT Pro and was honored as a "Best Solution" at the Government Technology Conference (GTC) East 2007.

     NetApp strengthened its relationship with VMware, underscoring the fact that the value of server virtualization is dramatically increased with the addition of networked storage on the back end. To make disaster recovery more affordable, flexible, and simpler to manage for customers, NetApp integrated its data protection portfolio of solutions with VMware(R) Site Recovery Manager.

     Also during the quarter, leveraging its experience delivering simplified storage solutions for production grid environments, NetApp joined with Oracle on the development of the Direct NFS Client, a significant innovation included in Oracle(R) Database 11g(TM) that helps provide customers with improved performance, simplified management, increased flexibility, and better application availability.

     For channel partners, NetApp opened more service opportunities to NetApp VIP Program partners with a new Installation Accreditation initiative, giving partners the opportunity to sell NetApp installation services independently or utilizing NetApp best practices. The company also received a 2007 Rising Star award, presented by the Global Technology Distribution Council (GTDC), which recognizes the IT industry's fastest-growing manufacturers doing business with GTDC member distributors. In addition, channel partners and readers of CMP Technology's VARBusiness recognized NetApp for outstanding product innovation as evidenced by the Annual Report Card (ARC) award program.

     From a market perspective, NetApp gained share in both the storage software and hardware markets in the first half of 2007, as reported in IDC's Worldwide Quarterly Storage Software Tracker Q2 2007(3) and Worldwide Quarterly Disk Storage Systems Tracker Q2 2007(4).

     NetApp grew twice as fast as the overall storage software market from Q1'07 to Q2'07, and posted share gains across each submarket segment in which it provides offerings. This marks the eighth consecutive quarter in which the company outpaced the overall storage software market. IDC also found that in that time period NetApp grew fastest among the top five storage replication software vendors and that it currently holds the number two position. In addition, NetApp continues to lead the iSCSI market in terms of revenue and capacity, and gained both revenue and capacity share in the FC SAN market. NetApp also continues to lead in its core market of NAS in terms of capacity.

     In industry news, NetApp joined the newly created Storage Networking Industry Association (SNIA) Green Storage Initiative, dedicated to advancing energy efficiency and conservation in storage technologies in an effort to minimize the environmental impact of data storage operations.

     In corporate news, NetApp broke ground on an engineering lab facility located at the NetApp technology center in Research Triangle Park (RTP) to expand its engineering and development efforts in the region. Also, for the fourth year in a row, NetApp earned top workplace honors from the Triangle Business Journal, ranking as one of the top 15 "Best Places to Work" in RTP. The company was also honored as a "Top Corporate Philanthropist in Silicon Valley" by the Silicon Valley/San Jose Business Journal.

     As part of the company's continuing worldwide expansion and growth, NetApp announced a strengthened commitment to the Asia Pacific (APAC) region with the inauguration of a new Technical Support Center (TSC) in Dalian, China, and by opening new manufacturing and logistics centers in Shanghai and Singapore, respectively, furthering the ability of NetApp to serve more customers and partners in the region.

     Webcast and Conference Call Information

     -- The NetApp quarterly results conference call will be broadcast live via the Internet at http://investors.netapp.com on Wednesday, November 14, 2007, at 2:00 p.m. Pacific time. This press release and any other information related to the call will also be posted on the Website at that location.

     -- The conference call will also be available live in a listen-only format at (866) 356-4281 in the United States and (617) 597-5395 outside the United States. The pass code for both numbers is 15908718.

     -- A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 48003480. The Webcast replay will be posted on our Web site for at least one year.

     About Network Appliance

     Network Appliance is a leading provider of innovative data management solutions that simplify the complexities of storing, managing, protecting, and retaining enterprise data. Market leaders around the world choose NetApp to help them reduce cost, minimize risk, and adapt to change. For solutions that deliver unmatched simplicity and value, visit us on the Web at www.netapp.com.

     "Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the third quarter of fiscal 2008, statements regarding our growth opportunity, and statements regarding the anticipated benefits of our products, technologies, and services relative to the offerings of our competitors. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to build non-deferred backlog to levels consistent with our past results and to increase our revenue over the next several quarters; general economic and industry conditions, including expenditure trends for storage-related products; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in Network Appliance, Inc. reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

     (1) Earnings per share represents the diluted number of shares for all periods presented.

     (2) Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, gain on sale of investment, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes.

     (3) IDC Worldwide Quarterly Storage Software Tracker Q2 2007.

     (4) IDC Worldwide Quarterly Disk Storage Systems Tracker Q2 2007.

     NetApp is a registered trademark and Network Appliance and StoreVault are trademarks of Network Appliance, Inc. in the U.S. and other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

     Network Appliance Usage of Non-GAAP Financials

     The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. These non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, gain on sale of investment, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

     These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.


                       NETWORK APPLIANCE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                       October 26, 2007 April 27, 2007
                                       ---------------- --------------

                ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                  $625,707       $489,079
    Short-term investments                      357,370        819,702
    Accounts receivable, net                    427,854        548,249
    Inventories                                  62,690         54,880
    Prepaid expenses and other assets            94,684         99,840
    Short-term restricted cash and
     investments                                 84,034        118,312
    Short-term deferred income taxes            116,324        110,741
                                       ---------------- --------------
        Total current assets                  1,768,663      2,240,803

PROPERTY AND EQUIPMENT, net                     646,157        603,523

GOODWILL                                        601,056        601,056
INTANGIBLE ASSETS, net                           69,321         83,009
LONG-TERM RESTRICTED CASH AND
 INVESTMENTS                                    304,937          3,639
LONG-TERM DEFERRED INCOME TAXES AND
 OTHER ASSETS                                   167,880        126,448
                                       ---------------- --------------
                                             $3,558,014     $3,658,478
                                       ================ ==============



 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt           $47,770        $85,110
    Accounts payable                            119,099        144,112
    Income taxes payable                          9,962         53,371
    Accrued compensation and related
     benefits                                   149,727        177,327
    Other accrued liabilities                   100,936         97,017
    Deferred revenue                            702,134        630,610
                                       ---------------- --------------
        Total current liabilities             1,129,628      1,187,547
                                       ---------------- --------------

LONG-TERM DEBT                                  250,000              -
LONG-TERM DEFERRED REVENUE                      516,445        472,423
OTHER LONG-TERM OBLIGATIONS                      74,105          9,487
                                       ---------------- --------------
                                              1,970,178      1,669,457
                                       ---------------- --------------

STOCKHOLDERS' EQUITY                          1,587,836      1,989,021
                                       ---------------- --------------
                                             $3,558,014     $3,658,478
                                       ================ ==============


                       NETWORK APPLIANCE, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         (In thousands, except net income per share amounts)
                             (Unaudited)


                                  Quarter Ended     Six Months Ended
                                ----------------- --------------------
                                October  October   October   October
                                  26,      27,       26,        27,
                                  2007     2006      2007      2006
                                -------- -------- ---------- ---------

REVENUES:
   Product                      $541,392 $481,284 $1,004,725  $946,895
   Software entitlements and
    maintenance                  117,134   82,253    225,061   157,083
   Service                       133,672   88,986    251,647   169,833
                                -------- -------- ---------- ---------
       Total revenues            792,198  652,523  1,481,433 1,273,811
                                -------- -------- ---------- ---------

COST OF REVENUES:
   Cost of product               217,396  186,261    404,147   374,226
   Cost of software entitlements
    and maintenance                1,914    2,456      3,998     4,748
   Cost of service                88,883   62,499    172,086   120,460
                                -------- -------- ---------- ---------
        Total cost of revenues   308,193  251,216    580,231   499,434
                                -------- -------- ---------- ---------
GROSS MARGIN                     484,005  401,307    901,202   774,377
                                -------- -------- ---------- ---------

OPERATING EXPENSES:
    Sales and marketing          255,374  204,264    500,017   399,782
    Research and development     108,964   90,360    215,520   179,038
    General and administrative    39,507   35,217     80,956    67,613
    Restructuring recoveries           -        -          -      (74)
    Gain on sale of assets             - (25,339)          -  (25,339)
                                -------- -------- ---------- ---------
        Total operating
         expenses                403,845  304,502    796,493   621,020
                                -------- -------- ---------- ---------

INCOME FROM OPERATIONS            80,160   96,805    104,709   153,357

OTHER INCOME (EXPENSES), net:
    Interest income               16,296   17,478     33,332    34,134
    Interest expense             (1,410)  (5,170)    (2,492)   (9,042)
    Net gain (loss) on
     investments                  13,619  (2,000)     13,619   (2,000)
    Other income, net                231    1,878      1,062     2,657
                                -------- -------- ---------- ---------
          Total other income,
           net                    28,736   12,186     45,521    25,749
                                -------- -------- ---------- ---------

INCOME BEFORE INCOME TAXES       108,896  108,991    150,230   179,106

PROVISION FOR INCOME TAXES        25,138   22,060     32,135    37,506
                                -------- -------- ---------- ---------

NET INCOME                       $83,758  $86,931   $118,095  $141,600
                                ======== ======== ========== =========

NET INCOME PER SHARE:
    BASIC                          $0.24    $0.23      $0.33     $0.38
                                ======== ======== ========== =========

    DILUTED                        $0.23    $0.22      $0.32     $0.36
                                ======== ======== ========== =========

SHARES USED IN PER SHARE CALCULATION:
    BASIC                        355,665  370,659    360,061   372,264
                                ======== ======== ========== =========

    DILUTED                      365,458  388,226    371,544   389,773
                                ======== ======== ========== =========


                       NETWORK APPLIANCE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (In thousands)
                             (Unaudited)

                                Quarter Ended      Six Months Ended
                             ------------------- ---------------------
                             October   October   October    October
                              26, 2007  27, 2006  26, 2007  27, 2006
                             --------- --------- --------- -----------
Cash Flows from Operating
 Activities:
 Net income                    $83,758   $86,931  $118,095    $141,600
 Adjustments to reconcile
  net income to net cash
   provided by operating
    activities:
   Depreciation                 28,282    20,666    55,016      39,380
   Amortization of
    intangible assets            6,299     4,687    12,697       9,373
   Amortization of patents         496       496       991         991
   Stock-based compensation     38,370    42,423    78,781      85,445
   Net (gain) loss on
    investments               (13,619)     2,000  (13,619)       2,000
   Gain on sale of assets            -  (25,339)         -    (25,339)
   Net loss on disposal of
    equipment                      128       221       245         302
   Allowance for doubtful
    accounts                       164        50       248         194
   Deferred income taxes      (17,376)  (22,634)  (35,179)    (22,634)
   Deferred rent                   113       541       512         740
   Excess tax benefit from
    stock-based compensation   (7,247)  (19,356)  (15,586)    (23,845)
   Changes in assets and
    liabilities:
    Accounts receivable       (22,364)  (89,508)   165,708    (19,593)
    Inventories                (4,558)     (513)   (7,703)       8,195
    Prepaid expenses and
     other assets                6,173    64,452  (21,219)      38,115
    Accounts payable          (26,095)     8,344  (40,177)       7,205
    Income taxes payable        38,352    41,849    56,786      34,935
    Accrued compensation and
     related benefits           40,005    32,637  (29,884)     (6,327)
    Other accrued
     liabilities                10,942     5,963   (9,538)     (5,017)
    Deferred revenue            65,849    75,700   112,397     137,682
                             --------- --------- --------- -----------
     Net cash provided by
      operating activities     227,672   229,610   428,571     403,402
                             --------- --------- --------- -----------
Cash Flows from Investing
 Activities:
 Purchases of investments    (111,097) (653,152) (439,990) (1,527,568)
 Redemptions of investments    145,116   638,134   592,138   1,544,557
 Redemptions of restricted
  investments                   20,496    36,316    35,426      52,638
 Decrease (increase) in
  restricted cash                  324       153   (1,443)         405
 Proceeds from sale of
  assets                             -    23,914         -      23,914
 Proceeds from sales of
  nonmarketable securities           -         -         -          17
 Proceeds from sales of
  marketable securities         18,256         -    18,256           -
 Purchases of property and
  equipment                   (37,572)  (43,729)  (71,158)    (76,013)
 Purchases of nonmarketable
  securities                         -     (150)   (4,035)     (1,333)
                             --------- --------- --------- -----------
     Net cash provided by
      investing activities      35,523     1,486   129,194      16,617
                             --------- --------- --------- -----------
Cash Flows from Financing
 Activities:
 Proceeds from sale of
  common stock related to
  employee stock
   transactions                 16,076    55,629    66,067      92,460
 Tax withholding payments
  reimbursed by restricted
  stock                        (2,460)   (3,343)   (5,202)     (4,323)
 Excess tax benefit from
  stock-based compensation       7,247    19,356    15,586      23,845
 Proceeds from revolving
  credit facility              249,754         -   249,754           -
 Repayment of debt            (21,380)  (78,706)  (37,340)   (106,572)
 Repurchases of common stock (499,973) (143,908) (699,973)   (363,908)
                             --------- --------- --------- -----------
     Net cash used in
      financing activities   (250,736) (150,972) (411,108)   (358,498)
                             --------- --------- --------- -----------

Effect of Exchange Rate
 Changes on Cash              (10,742)       885  (10,029)         561

Net Increase in Cash and
 Cash Equivalents                1,717    81,009   136,628      62,082
Cash and Cash Equivalents:
 Beginning of period           623,990   442,329   489,079     461,256
                             --------- --------- --------- -----------
 End of period                $625,707  $523,338  $625,707    $523,338
                             ========= ========= ========= ===========


                 NETWORK APPLIANCE, INC.
                 SUPPLEMENTAL INFORMATION
                     (In thousands)
                      (Unaudited)

                 QUARTER ENDED OCTOBER 26, 2007
---------------------------------------------------------------- - ---


                 Amortization Stock-based   Acquisition- Restructuring
                      of       Compensation   Related      Recoveries
                  Intangible     Expenses    Retention
                    Assets                      Cost
                 ------------ ------------- ------------ -------------

Cost of product
 revenues              $5,278          $768            -             -
Cost of service
 revenues                   -         2,606            -             -
Sales and
 marketing
 expense                  971        17,135        1,162             -
Research and
 development
 expense                    -        12,332            -             -
General and
 administrative
 expense                   50         5,529            -             -
Net gain on
 investments                -             -            -             -

                 ------------ ------------- ------------ -------------
Effect on pre-
 tax income            $6,299       $38,370       $1,162             -


                              Prior      Gain on Net Gain on   Total
                            Acquisition-  Sale    Investments
                              related      of
                               Costs      Assets
                           ------------- ------- ------------ --------

Cost of product revenues               -       -            -   $6,046
Cost of service revenues               -       -            -    2,606
Sales and marketing
 expense                               -       -            -   19,268
Research and development
 expense                               -       -            -   12,332
General and administrative
 expense                               -       -            -    5,579
Net gain on investments                -       -     (13,619) (13,619)

                           ------------- ------- ------------ --------
Effect on pre-tax income               -       -    ($13,619)  $32,212


               SIX MONTHS ENDED OCTOBER 26, 2007
---------------------------------------------------------------- - - -


                 Amortization Stock-based   Acquisition- Restructuring
                      of       Compensation   Related      Recoveries
                  Intangible     Expenses    Retention
                    Assets                      Cost
                 ------------ ------------- ------------ -------------

Cost of product
 revenues             $10,556        $1,713            -             -
Cost of service
 revenues                   -         5,277            -             -
Sales and
 marketing
 expense                1,941        34,626        2,324             -
Research and
 development
 expense                    -        25,507            -             -
General and
 administrative
 expense                  200        11,658            -             -
Net gain on
 investments                -             -            -             -

                 ------------ ------------- ------------ -------------
Effect on pre-
 tax income           $12,697       $78,781       $2,324             -


                              Prior      Gain on Net Gain on   Total
                            Acquisition-  Sale    Investments
                              related      of
                               Costs      Assets
                           ------------- ------- ------------ --------

Cost of product revenues               -       -            -  $12,269
Cost of service revenues               -       -            -    5,277
Sales and marketing
 expense                               -       -            -   38,891
Research and development
 expense                               -       -            -   25,507
General and administrative
 expense                           2,800       -            -   14,658
Net gain on investments                -       -     (13,619) (13,619)

                           ------------- ------- ------------ --------
Effect on pre-tax income          $2,800       -    ($13,619)  $82,983


                NETWORK APPLIANCE, INC.
                SUPPLEMENTAL INFORMATION
                    (In thousands)
                     (Unaudited)

                QUARTER ENDED OCTOBER 27, 2006
-------------------------------------------------------------- - - - -


                 Amortization Stock-based   Acquisition- Restructuring
                      of       Compensation   Related      Recoveries
                  Intangible     Expenses    Retention
                    Assets                      Cost
                 ------------ ------------- ------------ -------------

Cost of product
 revenues              $3,866        $1,069            -             -
Cost of service
 revenues                   -         2,489            -             -
Sales and
 marketing
 expense                  583        18,715            -             -
Research and
 development
 expense                    -        13,022            -             -
General and
 administrative
 expense                  238         7,128            -             -
Restructuring
 recoveries                 -             -            -             -
Gain on sale of
 assets                     -             -            -             -
Net loss on
 investments                -             -            -             -

                 ------------ ------------- ------------ -------------
Effect on pre-
 tax income            $4,687       $42,423            -             -


                            Prior      Gain on   Net Loss on   Total
                          Acquisition-  Sale of   Investments
                            related      Assets
                             Costs
                         ------------- --------- ------------ --------

Cost of product revenues             -         -            -   $4,935
Cost of service revenues             -         -            -    2,489
Sales and marketing
 expense                             -         -            -   19,298
Research and development
 expense                             -         -            -   13,022
General and
 administrative expense              -         -            -    7,366
Restructuring recoveries             -         -            -        -
Gain on sale of assets               -  (25,339)            - (25,339)
Net loss on investments              -         -        2,000    2,000

                         ------------- --------- ------------ --------
Effect on pre-tax income             - ($25,339)       $2,000  $23,771


              SIX MONTHS ENDED OCTOBER 27, 2006
-------------------------------------------------------------- - - - -


                 Amortization Stock-based   Acquisition- Restructuring
                      of       Compensation   Related      Recoveries
                  Intangible     Expenses    Retention
                    Assets                      Cost
                 ------------ ------------- ------------ -------------

Cost of product
 revenues              $7,731        $1,739            -             -
Cost of service
 revenues                   -         5,124            -             -
Sales and
 marketing
 expense                1,167        37,431            -             -
Research and
 development
 expense                    -        26,891            -             -
General and
 administrative
 expense                  475        14,260            -             -
Restructuring
 recoveries                 -             -            -          (74)
Gain on sale of
 assets                     -             -            -             -
Net loss on
 investments                -             -            -             -

                 ------------ ------------- ------------ -------------
Effect on pre-
 tax income            $9,373       $85,445            -         ($74)


                            Prior      Gain on   Net Loss on   Total
                          Acquisition-  Sale of   Investments
                            related      Assets
                             Costs
                         ------------- --------- ------------ --------

Cost of product revenues             -         -            -   $9,470
Cost of service revenues             -         -            -    5,124
Sales and marketing
 expense                             -         -            -   38,598
Research and development
 expense                             -         -            -   26,891
General and
 administrative expense              -         -            -   14,735
Restructuring recoveries             -         -            -     (74)
Gain on sale of assets               -  (25,339)            - (25,339)
Net loss on investments              -         -        2,000    2,000

                         ------------- --------- ------------ --------
Effect on pre-tax income             - ($25,339)       $2,000  $71,405


                       NETWORK APPLIANCE, INC.
                 RECONCILIATION OF NON-GAAP AND GAAP
          IN THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         (In thousands, except net income per share amounts)
                             (Unaudited)

                                     Quarter Ended   Six Months Ended
                                   ----------------- -----------------
                                   October  October  October  October
                                     26,      27,      26,      27,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------

SUMMARY RECONCILIATION OF NET
 INCOME
----------------------------------
NET INCOME                          $83,758  $86,931 $118,095 $141,600

Adjustments:
    Amortization of intangible
     assets                           6,299    4,687   12,697    9,373
    Stock-based compensation
     expenses                        38,370   42,423   78,781   85,445
Acquisition-related retention cost    1,162        -    2,324        -
Prior acquisition-related costs           -        -    2,800        -
    Restructuring recoveries              -        -        -     (74)
    Gain on sale of assets                - (25,339)        - (25,339)
    Net (gain) loss on investments (13,619)    2,000 (13,619)    2,000
    Tax effect on sale of
     investments                      5,477        -    5,477        -
    Tax effect on sale of assets          -    4,606        -    4,606
    Discrete GAAP tax provision
     items                          (1,127)  (2,159)    (684)  (2,159)
    Income tax effect               (3,906)  (4,284) (13,470) (10,033)

                                   -------- -------- -------- --------
NON-GAAP NET INCOME                $116,414 $108,865 $192,401 $205,419
                                   ======== ======== ======== ========


NET INCOME PER SHARE                 $0.229   $0.224   $0.318   $0.363

Adjustments:
    Amortization of intangible
     assets                           0.017    0.012    0.034    0.024
    Stock-based compensation
     expenses                         0.105    0.109    0.212    0.219
Acquisition-related retention cost    0.003        -    0.006        -
Prior acquisition-related costs           -        -    0.008        -
    Restructuring recoveries              -        -        -        -
    Gain on sale of assets                -  (0.065)        -  (0.065)
    Net (gain) loss on investments  (0.037)    0.005  (0.037)    0.005
    Tax effect on sale of
     investments                      0.015        -    0.015        -
    Tax effect on sale of assets          -    0.012        -    0.012
    Discrete GAAP tax provision
     items                          (0.003)  (0.006)  (0.002)  (0.006)
    Income tax effect               (0.011)  (0.011)  (0.036)  (0.026)

                                   -------- -------- -------- --------
NON-GAAP NET INCOME PER SHARE        $0.318   $0.280   $0.518   $0.526
                                   ======== ======== ======== ========


                       NETWORK APPLIANCE, INC.
             RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
                   EXPRESSED AS EARNINGS PER SHARE
                          THIRD QUARTER 2008
                             (Unaudited)



                                                       Third Quarter
                                                           2008
                                                     -----------------

Non-GAAP Guidance                                        $0.33 - $0.34


Adjustments of Specific Items to
     Earnings Per Share for the Third
     Quarter 2008:

   Amortization of intangible assets                            (0.02)
   Stock based compensation expense                             (0.10)
   Income tax effect                                              0.02
                                                     -----------------
Total Adjustments                                               (0.10)

GAAP Guidance - Earnings Per Share                       $0.23 - $0.24


     CONTACT: Network Appliance, Inc.
              Press:
              NetApp PR Hotline, 408-822-3287
              xdl-uspr@netapp.com
              Investor:
              Tara Dhillon, 408-822-6909
              tara@netapp.com
              Billie Fagenstrom, 408-822-6428
              billief@netapp.com